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                                                                   EXHIBIT 23(A)

                        CONSENT OF KPMG PEAT MARWICK LLP

BOARD OF DIRECTORS
FIRST UNION CORPORATION

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation, First Union Capital I, First Union Capital II and First Union Capital III of our reported dated January 11, 1996, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the 1995 Supplemental Annual Report to Stockholders which is incorporated by reference in the 1995 Form 10-K of First Union Corporation. The report refers to a change in the method of accounting for investments. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

                                         KPMG PEAT MARWICK LLP


Charlotte, North Carolina
December 23, 1996

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